Exhibit 4.1

GLOBAL SECURITY

COCA-COLA BOTTLING CO. CONSOLIDATED

5.00% SENIOR NOTE DUE 2016

CUSIP No. 191098 AG 7

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUE HEREOF (OR ANY PREDECESSOR SECURITY HEREOF) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (A) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (7) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR

ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

COCA-COLA BOTTLING CO. CONSOLIDATED

5.00% SENIOR NOTE DUE 2016

CUSIP No. 191098 AG 7

$164,757,000

COCA-COLA BOTTLING CO. CONSOLIDATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Sixty-Four Million Seven Hundred Fifty-Seven Thousand Dollars ($164,757,000) on June 15, 2016 (the “Maturity Date”), and to pay interest thereon from June 24, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 of each year, commencing December 15, 2005 at the rate of 5.00% per annum until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 5.00% per annum on any overdue principal and premium and on any overdue installment of interest. Interest payments on this Security will be calculated on the basis of a 360 day year consisting of twelve 30-day months. If an Interest Payment Date, Redemption Date, Repayment Date or Maturity Date falls on a day that is not a Business Day, the payment due on such date may be made on next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or Maturity Date, as the case may be.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture herinafter referred to, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to each Holder of Securities of this series not less than 11 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: June 24, 2005

Trustee’s Certificate of Authentication:			COCA-COLA BOTTLING CO.
CONSOLIDATED

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Citibank, N.A., as Trustee		By:	/s/ Steven D. Westphal
Steven D. Westphal
Senior Vice President and Chief Financial Officer

By:	/s/ John J. Byrnes
	Authorized Officer		Attest:

/s/ Mark S. Powers
Mark S. Powers
Assistant Secretary

[SEAL]

REVERSE SIDE OF SECURITY

COCA-COLA BOTTLING CO. CONSOLIDATED

5.00% Senior Note Due 2016

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of July 20, 1994, between the Company and NationsBank of Georgia, National Association, as initial trustee, as supplemented and restated by a Supplemental Indenture dated March 3, 1995 between the Company and such initial trustee (all references herein to the “Indenture” are to the Indenture as so supplemented, and all references to the “Trustee” are to Citibank, N.A. and any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $164,757,000.

The Securities are redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of Securities of this series. The redemption prices will be equal to the greater of (1) 100% of the principal amount of the Securities of this series to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 20 basis points. In the case of each of clause (1) and (2), accrued and unpaid interest on the principal amount will be paid to the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois or New York, New York, are authorized or obligated by law or executive order to close.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for that Redemption Date.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and its respective successors; provided, however, that if Citigroup Global Markets Inc. or its successors shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for it another nationally recognized investment bank that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

On and after the Redemption Date, interest will cease to accrue on Securities of this series called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the Redemption Price and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on the Securities of this series to be redeemed on such date. If less than all of the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness represented by this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of June 24, 2005, by and among the Company and Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, SunTrust Capital Markets, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Rabo Securities USA Inc. (the “Registration Rights Agreement”). If (1) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the Commission on or prior to the date which is 90 days following the Issue Date, (2) the Exchange Offer Registration Statement is not declared effective by the Commission within 180 days after the Issue Date, (3) neither the Registered Exchange Offer (as defined in the Registration Rights Agreement) is completed nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the Commission within 210 days after the Issue Date, (4) the Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified in the Registration Rights Agreement, (5) the Exchange Offer Registration Statement has been declared effective by the Commission but ceases to be effective or usable prior to the consummation of the Registered Exchange Offer, or (6) the Shelf Registration Statement, if applicable, has been declared effective but ceases to be effective or usable for a period of time that exceeds 60 days in the aggregate in any 12-month period in which it is required to be effective or usable under the Registration Rights Agreement (each such event referred to in clauses (1) through (6), a Registration Default”), the Company shall be obligated to pay additional interest (“Additional Interest”) to each Holder of the Securities affected thereby, during the period of one or more such Registration Defaults, at a rate of 0.25% per annum for the 90-day period immediately following the occurrence of a Registration Default, increased by an additional 0.25% per annum thereafter (up to a maximum of 0.50% per annum), on the applicable principal amount of Securities held by such holder until all Registration Defaults have been cured. At any time that all Registration Defaults have been cured, the accrual of Additional Interest will cease.

The Company shall notify the Trustee and the Paying Agent under the Indenture immediately upon the happening of each and every Registration Default. The Company shall pay the Additional Interest due on the Securities by depositing with the Paying Agent (which may not be the Company for these purposes), in trust, for the benefit of the holders thereof, on the next applicable Interest Payment Date specified by the Indenture and the Securities, sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each applicable Interest Payment Date specified by the Indenture and the Securities to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the date of the applicable Registration Default.

The Company may, from time to time, subject to compliance with the applicable provisions of the Indenture, without giving notice to or seeking the consent of the Holders, create and issue additional securities having a ranking, interest rate, maturity and other terms and conditions identical to those of this Security except for the issue date and any other terms specified by the Company in order to facilitate the original issuance of such other securities. Any such securities will, to the extent the Company so provides, constitute a single series of securities under the Indenture.

If an Event of Default with respect to this Security shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the right of the Holder of this Security, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and, subject to Section 307 of the Indenture, interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As long as this Security is represented in global form registered in the name of the Depositary or its nominee (a “Global Security”), except as provided in the Indenture, and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferable, except as a whole, by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor depositary.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

    IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________________________________________________________

(Name and address of assignee, including zip code, must be printed or typewritten)

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________________________________________________________

Attorney to transfer said Security on the books of the within Company, with full power of substitution in the premises.

Dated:	Your Signature:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within or attached Security in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee:

TRANSFER CERTIFICATE

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the second anniversary of the original issuance of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

☐	(1)	to the Company or a subsidiary thereof; or

☐	(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or

☐	(3)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

☐	(4)	outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act; or

☐	(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

☐	(6)	pursuant to an effective registration statement under the Securities Act; or

☐	(7)	pursuant to another available exemption from the registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐	The transferee is an Affiliate of the Company.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Dated:	Signed:
NOTICE: Sign exactly as name appears on the
other side of this Security

Signature
Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Signed:
NOTICE: To be executed by an authorized signatory